UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a press release dated December 20, 2010 as follows:

Cliffs Natural Resources Inc. Receives Regulatory Approvals to Develop New Deposit at Iron Ore Operations in Western Australia

CLEVELAND – Dec. 20, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today that all Australian Commonwealth and State governmental approvals have been finalized for the Mt. Jackson J1 Deposit. It took the Company slightly over two years to complete the obligatory environmental, mining and aboriginal heritages approvals.

The Mt. Jackson J1 Deposit is an extension of Cliffs’ existing Koolyanobbing Iron Ore deposits in Western Australia. The deposit contains an estimated 30 million tonnes of iron ore reserves with an approximate 60% Fe grade.

In September 2010, Cliffs’ Board of Directors approved a $320 million Australian dollar capital project at its Koolyanobbing Complex. The Mt. Jackson J1 Deposit Project is expected to contribute to Cliffs’ ability to increase production output at Koolyanobbing from nominally 8.5 million tonnes to 11 million tonnes annually.

Duncan Price, Cliffs’ senior vice president and managing director, Asia Pacific Iron Ore, commented, "The Mt. Jackson J1 Deposit underpins Cliffs’ planned expansion in Asia Pacific as well as secures expanding our footprint in the region for at least the next decade."

As reported in September, capital expenditures for expansion of Koolyanobbing to 11 million tonnes per annum will be made over the next two years, with the bulk of the spending occurring in 2011. The improvements are expected to consist of enhancements to the existing rail infrastructure, an increase in rolling stock, and upgrades to various other existing operational constraints. Cliffs anticipates these improvements to be fully implemented in the second half of 2012.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of high and low volatile metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and six coal mines located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the impact of the current global economic crisis, including downward pressure on prices; trends affecting our financial condition, results of operations or future prospects; the ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect the migration from annual international benchmark prices to a quarterly or spot-based pricing mechanism; the outcome of any contractual disputes with our customers; changes in the sales volumes or mix; the impact of price-adjustment factors on our sales contracts; availability of capital equipment and component parts; the ability of our customers to meet their obligations to us on a timely basis or at all; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; availability of maritime transportation; and problems with productivity, third party contractors, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, tax, transportation, mine closure obligations and employee benefit costs.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

GLOBAL COMMUNICATIONS AND INVESTOR RELATIONS CONTACTS:

Steve Baisden
Sr. Director, Investor Relations and Communications
(216) 694-5280

Jessica Moran
Manager, Investor Relations
(216) 694-6532

Patricia Persico
Sr. Manager, Media Relations and Marketing Communications
(216) 694-5316

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

December 22, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary